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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Schlotzsky's, Inc.

    We consent to the incorporation by reference in the registration statement of Schlotzsky's, Inc. and Subsidiaries on Form S-8 (File No. 333-03809) of our report dated February 28, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Schlotzsky's, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

                                                       [SIGNATURE]

                                          COOPERS & LYBRAND L.L.P.

Austin, Texas
March 28, 1997